Exhibit 10.61


                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (the "Agreement"), dated as of 11:59:59 PM February 29, 2004 ("the effective date"), by and between IVP TECHNOLOGY CORPORATION D.B.A. ACTIVECORE TECHNOLOGIES, INC., a Nevada Company with offices at 6121 Lakeside Drive, Suite 260, Reno Nevada, 89511 (the "Seller") and SILVERBIRCH STUDIOS INC., an Ontario Company, with offices located at Suite 103, 703 Evans Avenue, Toronto, Ontario, M9C 5E9, (the "Buyer"). The Purchaser and Seller are sometimes collectively referred to as the "Parties".

         WHEREAS, the Seller desires to sell, assign and otherwise transfer and the Purchaser desires to acquire certain of the properties and assets utilized by Seller in the operation of SilverBirchStudios.com; BladeofZorro.com; Recessgames.com and any other assets pertaining to cell phone games, ring tones and web portals for consumer products otherwise known as the Games Division ("GD") business as they exist as of the effective date, subject only to certain liabilities enumerated herein, for the purchase price hereinafter described and upon the terms and conditions hereinafter set forth on the Closing Date ("Closing Date").

         NOW, THEREFORE, in consideration of such sale and of the foregoing and of the mutual agreements hereinafter set forth, the parties hereto do hereby agree as follows:

1.       SALE OF THE ASSETS AND BUSINESS:

         1.1. Upon the terms and subject to the conditions set forth in this Agreement and in consideration of the payment to the Seller of the purchase price described in Section 2, the Seller hereby agrees to sell, convey, assign and transfer to the Purchaser only the following assets (collectively, the "PURCHASED ASSETS") which relate to the GD business of providing cell phone games and ring tones through the websites known as RecessGames.com, SilverBirchStudios.com and BladeOfZorro.com and assets ancillary thereto:

                (a) All contracts for distribution of games and ring tones of the GD issued pursuant thereto held by Seller, as listed and annexed in SCHEDULE 1.1 hereto;

                (b) All files and records pertinent, relevant or in any way connected with the performance of services under the contracts referred to in (a) above including the internet domain names to Recessgames.com; BladeofZorro.com and Silverbirchstudios.com;

                (c) Personnel files relating to employees assigned to the GD wherever located, databases maintained by Seller related to GD sales and personnel assigned to those clients. A list of current employees or contractors is annexed as SCHEDULE 1.2 ("CURRENT EMPLOYEES");

                (d) All documents and materials pertaining to Seller's Recessgames.com website, its Silverbirchstudios.com website and its BladeOfZorro.com website together with the code to any completed and un-completed cell phone games and ring

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                     tones   and   underlying   sku,   payment   tracking,   OTA
                     provisioning   mechanism,   royalty  tracking  and  related
                     software infrastructure for Purchaser's exclusive use in "AS IS" condition annexed as SCHEDULE 1.3;

                (e) The registered trade names and registered Domains listed and annexed as SCHEDULE 1.4;

                (f) The computer equipment listed and annexed on SCHEDULE 1.5 in "AS IS" condition; and

                (g) Certain leases and rights as listed and annexed on SCHEDULE 1.6.


         1.2.   Excluded Assets.

                (a) Notwithstanding anything to the contrary contained in this Agreement, it is recognized and agreed that Seller is not selling any other components of its business but rather only those certain assets utilized by GD. Accordingly, Seller shall retain and not transfer to Purchaser any assets other than those listed in Section 1.1 above. All the assets not transferred will be referred to as the "EXCLUDED ASSETS."

                (b) In furtherance of this understanding and by way of example and not limitation, the Excluded Assets shall include the following:

                     (i) all billed and unbilled Accounts Receivable of Seller including Accounts Receivable of the GD to the effective date;

                     (ii)  all other software code or designs; and

                     (iii) all assets of the Seller not exclusively indicated in schedules 1 - 5 annexed hereto.

2.       PURCHASE PRICE:

         2.1. Upon the terms and subject to the conditions set forth in this Agreement, and in consideration for the conveyance, transfer and assignment of the assets and other rights to the Purchaser as described in Section 1.1 above, the Purchaser shall pay the Seller a purchase price in accordance with the following:

                (a) A promissory note in the form annexed hereto as EXHIBIT A payable by way of a cash payment in the sum of One Million Canadian Dollars (CDN $1,000,000.00) dated as at the effective date, together with a collateral debenture (general security agreement) securing the said promissory note in the form annexed hereto as EXHIBIT B;

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                (b)  A  5%  equity   interest  in  the  Purchaser   together  in
                     consideration of the same per share capital investment rate as the founder(s) of the Purchaser together with a grant of pre-emptive rights in respect of the said 5% equity interest in the form annexed hereto as EXHIBIT C;

                (c) A royalty payment equal to 2% of gross sales revenue of SilverBirch Studios Inc. in respect of the future revenues of the Purchaser in the form annexed hereto as EXHIBIT D;

                (d) A non-exclusive grant of the right to use any games created by the GD in the form annexed hereto as EXHIBIT E. If such form is not hereto annexed, the parties agree to negotiate and settle same in good faith, have reference to the terms agreed in the Binding Letter of Intent preceding the creation and execution of this Agreement.

         2.2. With respect to the collection of accounts receivables or other adjustments due and owing to the Purchaser or the Seller after the effective Date:

                (a) To the extent any client incorrectly pays either the Purchaser or Seller funds due to the other, the Party who received funds belonging to the other shall promptly notify and pay the other Party all funds due to it without the necessity of additional demand.

                (b) Each Party agrees to assist the other in the collection of accounts receivable or other adjustments to the extent requested by the other Party.

                (c) To the extent that the Seller has paid certain prepaid fees related to the GD, the Parties agree to adjust for said prepayments or expenses at or before Closing.

                (d) The Parties acknowledge that there are certain sales pending from distribution agreements with Tira Wireless but not accounted for. Purchaser agrees to be responsible to pay over any and all commissions or sales revenue earned up to the effective date to the Seller.

3.       NO ASSUMPTION OF LIABILITIES BY PURCHASER:

         3.1. Except for those liabilities (the "ASSUMED LIABILITIES") set forth on SCHEDULE 2.1, Purchaser shall not assume, or in any way become liable for, any debts, obligations or liabilities of Seller, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, arising out of events, transactions or facts which shall have occurred, arisen or existed on, prior to or after the Effective Date, which liabilities and obligations, if ever in existence, shall continue to be liabilities and obligations of Seller except to the extent such liabilities are a result of acts of the Purchaser.

         3.2. Without limiting the generality of the foregoing, the Assumed Liabilities shall exclude, and Purchaser shall not be liable for:

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                (a)  any and all  liabilities or obligations in respect of taxes which are imposed, levied, assessed or payable by, against or attributable to Seller;

                (b) any and all liabilities or obligations of Seller in respect of civil and criminal fines, penalties and punitive damages (including, without limitation, fines and penalties imposed in respect of withholding, income, sales, payroll, franchise and other taxes) arising out of or relating to events occurring or actions taken by Seller on or prior to the effective date except to the extent such liabilities are a result of acts of the Purchaser or its officers;

                (c) any and all liabilities or obligations associated with or relating to any assets not specifically set forth in
                     Section 1.1, occurring before the effective date;

                (d) any and all liabilities or obligations relating to claims made by employees or former employees, excluding those employees included in Schedule 1.2, of Seller occurring on or before the effective date, including, without limitation, any liabilities or obligations relating to claims made by employees or former employees of Seller for workers' compensation, employer's liability, or the termination or resignation of employment.

         All liabilities retained by Seller under this Section 3 are referred to herein collectively as the "RETAINED LIABILITIES."

4.       SIGNING AND EFFECTIVE DATE:

         4.1. The effective date for the transactions contemplated by this Agreement (the "EFFECTIVE DATE") shall take place on February 29, 2004 at the offices of Seller or such other time and place as may be mutually approved by the parties.

         4.2. At the effective date the Seller and the Vendor shall exchange and deliver the following:

                (a) The Purchaser shall deliver to the Seller a report on the status of all game development and a listing of all code files contained on the servers or on the personal computers of the GD staff for which it claims to be assuming ownership;

                (b) The Seller shall deliver to the Purchaser a General Conveyance conveying title to the tangible personal property listed in Section 1.1, in the form annexed hereto as EXHIBIT F;

                (c) A certified copy of resolutions by the Seller's Board of Directors authorizing the execution, delivery and performance by the Seller of this Agreement and the consummation of the sale contemplated hereby;

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                (d)  An Indemnity in favor of Brian MacDonald and Peter Hamilton in respect of the certain of the leases  listed in SCHEDULE
                     1.6 in the form annexed hereto as EXHIBIT G;

                (e) A Non-Competition Agreement in the form annexed hereto as EXHIBIT H; and

                (f) A "bring down" certificate with respect to accounting adjustments and all other matters pertaining to the transactions contemplated in this Agreement by Seller and Purchaser that all representations are true and accurate as of the Closing Date.

5.       SELLER'S REPRESENTATIONS AND WARRANTIES:

         The Seller represents and warrants to Purchaser as follows:

         5.1. The Seller is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Nevada.

         5.2. The Seller will prior to closing obtain a waiver from any secured party that may appear to have an interest in the assets listed in Section 1.1 and will convey to Purchaser good and marketable title to all of the assets described in Section 1.1, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge.

         5.3. The execution and delivery of this Agreement to the Purchaser and the sale contemplated hereby has been duly authorized by all necessary corporate action on the part of the Seller.

         5.4. Neither the execution and delivery of this Agreement, nor the consummation of the sale contemplated hereby will conflict with, or result in a material breach of, any of the terms, conditions, or provisions of any law or any regulation, order, writ, injunction, or decree of any court or governmental instrumentality, or of the corporate charter or by-laws of the Seller or of any agreement, whether written or oral, or other instrument to which the Seller is a party or by which it is bound, or constitute (with the giving of notice of the passage of time or both) a default thereunder, or result in any lien or encumbrance on any of the Seller's assets to be transferred to the Purchaser pursuant hereto.

         5.5. The contracts listed in SCHEDULE 1.1 are "as is" and there exists to the best of Seller's knowledge and belief no material breach or default by either party with respect to same. That the copies of those contracts previously delivered to Purchaser are accurate and complete and there exist no amendments which were not previously disclosed. That Seller is not presently aware of any past deficiencies in its performance of services under such contracts that might adversely affect the continuation of supplying services under such contracts.

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         5.6.   There are no contracts,  agreements or arrangements,  written or oral, relating to the conduct of the business of the GD of Seller relating to the assets to be sold hereunder to which Seller is a party or is bound for which Purchaser would have responsibility except as may be referred to in this Agreement or any Schedule or Exhibit annexed hereto.

         5.7. To the best of Seller's knowledge and belief, there are no claims or threatened claims, no litigation related to the contracts listed in SCHEDULE 1.1(A), or the other assets being sold hereunder.

         5.8.   That     "Recessgames.com",     "Silverbirchstudios.com"     and
                "BladeOfZorro.com" are the only names Seller has used in the operation of its business to be sold hereunder.

         5.9. That Seller has conducted its GD business in a legal manner at all times and has and maintains all licenses, permits and approvals necessary to the conduct of the business except for those which would not materially affect the business. Seller will continue to operate the business in this manner until the effective date.

         5.10. There have been no past proceedings or any proceedings now pending, nor to Seller's knowledge or belief, threatened against Seller with regard to the operation of the GD before the Internal Revenue Service, National Labor Relations Board, Nevada State Dept. of Labor, State Commission on Human Rights and Opportunities, State Department of Labor, Equal Employment Opportunity Commission, Ontario Ministry of Labour, Ontario Human Rights Commission, Ontario Labour Board, Ontario Workers' Compensation Board, Canada Labour Relations Board, Canada Human Rights Commission or any other local, state, provincial or federal agencies having jurisdiction over employee rights with respect to hiring, tenure, or conditions of employment within the statute of limitations period prior to the effective Date.

         5.11. Seller has not made any payment or given anything of value to any person with the reason or understanding that any part of such payment was to be used for any improper or illegal purpose; or any purpose contrary to the policies or procedures of that person's employer.

         5.12. The Seller has the sufficient right, title and interest in and to all intellectual property, know-how, trade secrets, specifications, designs and other proprietary rights (collectively, the "INTELLECTUAL PROPERTY") necessary for use in the GD. To the Seller's knowledge, no person is infringing upon, nor has any person misappropriated any Intellectual Property.

         5.13. All representations and warranties by Seller are true, complete and accurate in all material respects as of the date of this Agreement and will remain so as of the effective date and do not contain and will not contain any untrue statement of any material fact, or omit to state a material fact necessary in order to make all of such representations and warranties not materially misleading as of this date and as of the effective Date.

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6.       PURCHASER'S REPRESENTATIONS AND WARRANTIES:

         The Purchaser represents and warrants to the Seller as follows:

         6.1. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario.

         6.2. The execution and delivery of this Agreement to the Seller and the sale contemplated hereby has been duly authorized by all necessary corporate action on the part of the Purchaser.

         6.3. Neither the execution and delivery of this Agreement, nor the consummation of the sale contemplated hereby will conflict with, or result in a material breach of, any of the terms, conditions, or provisions of any law or any regulation, order, writ, injunction, or decree of any court or governmental instrumentality, or of the corporate charter or by-laws of the Purchaser or of any agreement, whether written or oral, or other instrument to which the Purchaser is a party or by which it is bound, or constitute (with the giving of notice of the passage of time or both) a default hereunder.

         6.4.   Purchaser   has  funds   available  to  close  the   transaction
                contemplated by this Agreement.

         6.5. There is no litigation pending or threatened that would affect Purchaser's ability to constitute the transactions contemplated by this Agreement. The Purchaser or any officer or employee of the Purchaser warrants that it does not and will not infringe upon, nor misappropriate any Intellectual Property belonging to the Seller, including both the excluded assets and the assets included in SCHEDULE 1.1 prior to the promissory note and all other amounts owing to the Seller have been paid in full.

7.       ACCESS AND INFORMATION:

         From and after the Closing Date, and for a period of four years thereafter,

         7.1. The Seller shall have the right, from time to time upon written request to the Purchaser, to inspect all books and financial records of the Purchaser and, in the event of an IRS or CCRA audit, any books and records included in the Purchased Assets, including the right to make copies thereof.

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8.       Indemnification  in respect of the  management of the GD by SilverBirch
         Studios Inc. between the Effective Date and the Closing Date (if closing documents not signed effective February 29 2004).

         Purchaser and Seller agree that the sale of the GD to the Purchaser is irrevocable as at the effective date and any accommodation extended to the Purchaser or the Vendor is for convenience only.

         8.1. Subject to the limitations hereinafter described, the Purchaser agrees to indemnify, exonerate, defend and save the Seller and its officers, directors, employees, investors and representatives (collectively, the "SELLER" for the purposes of this Section 8) harmless from, against, for and in respect of the full amounts of any and all damages, losses, demands, obligations, tax, interest, penalty, suit, judgment, order, lien, liabilities, debts, claims, actions, causes of action, encumbrances, costs and expenses (collectively, the "LOSSES"), whether administrative, judicial or otherwise, of every kind and nature, including, without limitation, reasonable attorneys', consultants', accountants' and expert witness fees, suffered, sustained, incurred or required to be paid at any time after the Effective Date by the Seller based upon, arising out of, resulting from or because of:

                (a) a breach of any obligations of the Purchaser incurred in connection with the making and performance of this Agreement, including in the absence of a waiver of default or breach by the Seller, the failure to buy the Purchased Assets pursuant to Section 1.1 hereof;

                (b) the untruth, inaccuracy, violation or breach of any representation, warranty, agreement, undertaking or covenant of Purchaser contained in or made pursuant to this Agreement;

                (c) any claims made against or expense incurred by Seller with respect to the conditions or operations of the GD made by regulatory or administrative agencies having jurisdiction over the Seller resulting from violations of local, state, provincial or federal laws or regulations by Purchaser or any of their respective agents, servants or employees, or resulting from a failure to collect or remit state or local taxes following the effective date;

                (d) all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, interest, and penalties) incurred by the Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against; and

         8.2. Purchasers obligations to indemnify pursuant to this Section 8 (and the representations and warranties set forth herein) shall be for a period of six (6) years following the effective date or until such time as two years after the collection of the royalty right in the form annexed hereto as EXHIBIT D.

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         8.3.   Subject to the limitations hereinafter described,  the Purchaser agrees to indemnify, exonerate, defend and save the Seller and its and/or their officers, directors, employees, investors and representatives (collectively, the "SELLER" for the purposes of this Section 8 harmless from, against, for and in respect of the
                full   amounts  of  any  and  all  damages,   losses,   demands,
                obligations, tax, interest, penalty, suit, judgment, order, lien, liabilities, debts, claims, actions, causes of action,
                encumbrances,   costs  and  expenses,   whether  administrative,
                judicial  or  otherwise,  of every kind and  nature,  including,
                without   limitation,   reasonable   attorneys',   consultants',
                accountants' and expert witness fees, suffered, sustained, incurred or required to be paid at any time after the Effective Date by the Seller based upon, arising out of, resulting from or because of:

                (a) a breach of any obligations of the Purchaser incurred in connection with the making and performance of this Agreement including the failure to pay the consideration referenced in Section 2.1 in a timely manner;

                (b) the untruth, inaccuracy, violation or breach of any representation, warranty, agreement, undertaking or covenant of Purchaser contained in or made pursuant to this Agreement;

                (c) any claims made against or expense incurred by Seller with respect to the conditions or operations of the Purchaser made by regulatory or administrative agencies having jurisdiction over the Purchaser resulting from violations of local, state, provincial or federal laws or regulations by Purchaser or any of their respective agents, servants or employees, or resulting from a failure to collect or remit state, provincial, federal or local taxes, arising after the effective date;

                (d) all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, interest, and penalties) incurred by the Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against; and

                (e) any claims made against or expense incurred by Seller related to the employment of any of the employees of the GD named in SCHEDULE 1.2 annexed hereto accruing after the effective date and/or claims for termination of employment of Kevin Birch or the said employees from Seller which result from this transaction, or the failure to consummate this transaction as a result of Purchaser's breach or default.

                (f) any claims made by any Customer against Seller for products delivered or failure to honor any contract occurring after the effective date.

         8.4. Notwithstanding any other provision of this Agreement to the contrary, each party's liability to the other to indemnify or pay any monies under this Section 8 shall not exceed the amount of Two Million U.S. Dollars ($2,000,000.00 USD).

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         8.5.   Each party agrees to give the other prompt written notice of any
                claims  subject  or  allegedly   subject  to  their   respective
                indemnification obligations. The indemnifying party shall have the right but not the obligation, exercisable upon written notice to the notifying party within ten (10) days of its receipt of the initial notice, to defend any such claim with counsel of its own choosing (reasonably acceptable to the
                indemnified   party)  and  to  settle  the  matter  in  its  own
                discretion provided such settlement does not, without the indemnified party's written consent, inhibit or prohibit the ongoing business or professional reputation of the indemnified party.


         INDEMNIFICATION BY VENDOR:

         8.6.   If  the   transactions   contemplated   by  this  Agreement  are
                consummated, the Vendor agrees to indemnify and hold the Purchaser harmless against and in respect of any loss, damage, claim, cost or expense whatsoever, including any and all incremental out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees, which the Purchaser may incur, suffer or be required to pay, pursuant to any claim, demand, action, suit, litigation, charge, complaint, prosecution or other proceeding (collectively, a "Claim") that may be made or asserted against or affect the Purchaser, provided, however, that the subject matter of any such Claim relates to or arises out of or in connection with the following matters:

                (a) any misrepresentation or breach of any warranty, agreement, covenant or obligation of the Vendor contained in this Agreement or in any agreement, schedule, certificate or other document required to be entered into or delivered by the Purchaser;

                (b) any bulk sales or similar legislation concerning creditors' rights;

                (c) failure by the Vendor to comply with its agreements provided for herein;

                (d) any and all liability of any nature whatsoever under any Worker's Compensation or similar legislation or regulation in any jurisdiction for the period prior to the effective date, including any experience rating assessments, surcharges or levies based on or related to the Vendor's record or history of workplace injuries;

                (e)  the Excluded Assets;

                The obligation of the Vendor to indemnify the Purchaser as set forth in this Section 8.6 for any loss, damage, claim, cost or expense shall be subject to the limitation period referred to in
                Section 8.2 above.

9.       OTHER COVENANTS:

         9.1. Until the closing date, Vendor and Purchaser shall conduct the GD business in the ordinary course and in the same or similar manner as heretofore conducted and shall maintain its books and records in the same manner as heretofore maintained; maintain and utilize reasonable efforts to preserve its business organization and relationships with employees, customers and suppliers having business relationships with them, so that the GD business will be unimpaired following the effective date and until closing; each notify the other of any material problems or developments with respect to any events or occurrences which would constitute a breach of warranty or representation, or make any warranty or representation untrue or misleading or a breach or violation of any covenant hereunder; maintain its insurance coverages in full force and effect; perform in all material respects its contractual obligations and commitments and not take action to terminate same; retain the businesses current employees so that they will remain employable after the closing date if same is delayed in any way. However, Seller shall not be responsible for any negative consequences resulting in whole or in part from Purchaser's negotiations or communication with Seller's GD employees that the Parties contemplate transferring to Purchaser's employment or customers contacted for assignments or novations.

         9.2. Seller and Purchaser shall each utilize its best efforts to secure any assignments and novations for the contracts listed in
                SCHEDULE 1.1(A) and shall coordinate their efforts in a manner most likely to assure the continuation of business with or without written assignment or novations.

         9.3. Seller agrees to work with Purchaser to secure the employment agreements for Current Employees and to coordinate all such efforts with it so as to assure the execution of those agreements. Seller covenants that it will cause its shares held by any employee to be assumed by the Purchaser to become unrestricted as soon as practicable or as soon as the Vendor files its next SB2 filing following closing of this transaction, whichever may first occur. The Vendor shall deliver all certificates pertaining to these shares to the parties entitled thereto at closing. The shares that to the knowledge of the Purchaser are still outstanding with respect to this covenant are as follows:

                   Kevin Birch:        6,642,329
                   Graham Lowman:        500,000
                   Fredrick Wahrman      500,000
                   Steven Ariss          100,000
                   Jason Azevedo          50,000

         9.4. After the effective date the Purchaser shall use its best efforts to conduct the Business in such away as to maximize the gross revenues of the Business and to dedicate sufficient resources to assure its continuation for a period of at least four (4) years from the date of effective date. In furtherance of this covenant the Purchaser agrees to the following:

                     a.    run the business as a going concern;

                     b.    not to postpone or delay product delivery and sales;

                     c.    not to sell or transfer  the assets of the  Business;
                           and

                     d. not to declare voluntary bankruptcy or an assignment for the benefit of creditors.

                     e. to provide regular financial reports on sales and status of the business as requested from time to time during the four (4) year period following the effective date, however no later than 30 days following each calendar quarter end

10.      EMPLOYEES:

         10.1. Purchaser will offer employment to all Current Employees on substantially equal terms to those with Seller's GD. All of the offered employment agreements will contain provisions releasing the Seller from any claims for termination related compensation or benefits. However, said Current Employees' failure to perform in accordance with such employment terms shall not be considered a breach or a failure to perform by Seller.

11.      CONDITIONS PRECEDENT TO THE CLOSING OF THE TRANSACTION:

         11.1.  Conditions to the Obligations of the Purchaser.

                (a) the representations and warranties of the Seller contained in Section 5 of this Agreement shall be true and correct in all material respects as of the date of closing of this Agreement, except those representations and warranties that speak as of a specific date or time, which shall be true and correct as of such date or time;

                (b) the GD shall have performed and complied in all respects with the agreements and obligations contained in this Agreement required to be performed and complied with until the effective date;

         11.2. The Seller shall have delivered to the Purchaser:

                (a) copies of the Seller's resolutions of its Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby;

                (b)  a General Conveyance for the acquired assets of GD; and

                (c)  all   ancillary   documents   required   pursuant  to  this
                     Agreement.

         11.3.  Conditions to the Obligations of the Seller.

         The obligations of the Seller to close this transaction shall be subject to the fulfillment at or before the Closing of the following conditions, any one or more of which may be waived by the Seller.

                (a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true in all respects) as of the date of this Agreement, except those representations and warranties that speak as of a specific date or time, which shall be true and correct as of such date or time;

         11.4.     The Purchaser shall have delivered to the Seller:

                (a) a Certificate of a senior officer of the Purchaser containing a true and complete copy of the Articles of Incorporation of the Purchaser and all amendments thereto, together with a Certificate of Status certifying the current existence of the Purchaser issued by the Province of Ontario;

                (b) copies of each of the Purchaser's resolutions of its Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby;

                (c) the names of the officer or officers of the Purchaser authorized to execute this Agreement;

                (d) the original promissory note in the form attached hereto as EXHIBIT A; and

                (e)  all   ancillary   documents   required   pursuant  to  this
                     Agreement.

12.      NO BROKERS:

         12.1. The parties hereto represent and warrant to each other that there are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated hereby.

13.      FEES AND EXPENSES:

         13.1. Except as herein otherwise provided, each of the parties hereto shall pay its own legal and accounting charges and other expenses incident to the execution of this Agreement and the consummation of the transactions contemplated hereby.

14.      NOTICES:

         14.1. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telecopy or mailed by first class, certified mail, postage prepaid or by an expedited mail carrier and addressed to the addresses of the parties first above written and to their respective counsel and advisors at the following addresses:

                IF TO SELLER'S COUNSEL AND ADVISORS:

                Clay Parker, Esq.
                Kirkpatrick & Lockhart LLP
                201 South Biscayne Boulevard, Suite 2000
                Miami, FL 33131

                IF TO PURCHASER'S COUNSEL:

                David Fram
                Fram Professional Corporation
                701 Evans Ave., Suite 901
                Toronto, Ontario, Canada
                M9C 5E9

15.      MISCELLANEOUS:

         15.1. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All covenants and agreements made by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns, unless otherwise specifically set forth herein. The terms and provisions of this Agreement may not be modified or amended, except in writing signed by all parties hereto. No representations, warranties, or covenants, express or implied, have been made by any party to this Agreement in connection with the subject matter hereof, except as expressly set forth in this Agreement and the Exhibits hereto. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         15.2. No terms and provisions hereof, including, without limitation, the terms and provisions contained in this sentence, shall be waived, modified or altered so as to impose any additional obligations or liability or grant any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or liability or grant any additional right or remedy or be deemed a waiver or release of any obligation, liability, right or remedy except as set forth in a written instrument properly executed and delivered by the party sought to be charged, expressly stating that it is, and the extent to which it is, intended to be so effective. No assent, express or implied, by either party, or waiver by either party, to or of any breach of any term or provision of this Agreement or of the Exhibits or Schedules shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision.

         15.3. The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.

         15.4. This Agreement, including all Exhibits and the Schedules hereto, supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof (including the Letter of Intent between Purchaser and Seller), and contains the entire agreement between such parties with respect to the transaction contemplated hereby.

         15.5. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by Purchaser and Seller.

         15.6. No waiver by any party of any default, misrepresentation or breach of warranty or covenant shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant.

         15.7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and may not be assigned by any party hereto without the prior written consent of the other parties hereto. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         15.8. The Parties will each bear their own fees and expenses incurred in connection with the negotiations, preparation and execution of this Agreement.

         15.9. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and any action brought to enforce the Agreement or for its breach shall be brought within the exclusive jurisdiction of the Courts within the Province of Ontario.

         15.10. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         15.11. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be constitute as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authority of any of the provisions of this Agreement.

         15.12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photocopy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

16.      FACSIMILES:

         Facsimile signatures shall be acceptable to bind the respective parties to the terms of this Agreement.

17.      EFFECT OF CLOSING:

         17.1. The terms of this Agreement shall survive the Closing and shall not become merged therein.

         17.2. This Agreement, together with any Exhibits hereto, and any other documents to be executed pursuant hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, written or oral, between the parties.

18.      TERMINATION:

         18.1. Anything to the contrary herein or elsewhere notwithstanding, this Agreement and any agreement ancillary hereto may be terminated and the transactions contemplated hereby abandoned at any time prior to or at Closing by:

                (a)  mutual consent of the Parties;

                (b) the Seller, if any of the conditions to Closing that are the obligations of Purchaser have not been met and shall not have been waived by the Seller as of the Closing Date, and at such time the Seller is not in material breach or default of its obligations contained in this Agreement; or

                (c) the Purchaser, if any of the conditions to Closing that are the obligations of Seller have not been met and shall not have been waived by the Seller as of the Closing Date, and at such time the Purchaser is not in material breach or default of its obligations contained in this Agreement.

         18.2. If this Agreement is terminated in accordance with Section 18.1 then all rights and obligations of the Parties hereunder shall terminate and be of no further force and effect; PROVIDED THAT no such termination shall relieve any party of liability for any breach of its obligations under this Agreement or any prior agreement between the Parties.

         18.3.  Prior  to any  party  terminating  this  Agreement  pursuant  to
                Section 18.1 above, the breaching party shall have the right to cure any breach or default within fifteen (15) days of its deemed receipt of notice of such breach or default.

19.      PUBLIC ANNOUNCEMENT:

         The Purchaser recognizes and agrees that the Seller is a public company and that the Seller and the Purchaser will not make any public announcement concerning this Agreement or the negotiations and to keep same confidential unless given written permission from the Seller and the Purchaser to make any announcement or otherwise disclose the information. The Seller shall have the right to announce the transaction contemplated hereby and/or the negotiations between the parties upon notice to and with the consent of the Purchaser to the extent the announcement is required by law, regulations or the rules of any public stock exchange on which Seller's stock is listed. The Seller will give the Purchaser prior notice of any announcement it believes is necessary or proper and the Purchaser will not unreasonably withhold its consent. The Seller in making any announcement will incorporate within such announcement such information in such form as the Purchaser may reasonably require to ensure that the future needs of the Purchaser for public financing and other purposes are satisfied.

20.      ARBITRATION:

         Any and all disputes arising under or in connection with this Agreement shall be resolved by submission to final and binding arbitration in accordance with the then prevailing rules of JAMS. A single arbitrator shall be chosen and the proceedings shall be conducted in Toronto, Ontario. In addition, the arbitrator shall base his award upon substantial evidence and in accordance with Ontario law, and shall award to the prevailing party all of its reasonable costs and attorney's fees, expert witness fees, arbitration fees (including any fees paid by the prevailing party to the arbitrator), but shall have no power or jurisdiction to award any punitive or exemplary damages.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                              ACTIVECORE TECHNOLOGIES, INC.



                                              Per:__________________________
                                                  Authorized Signing Officer
                                                  (I have authority to bind the
                                                  Corporation)

                                              SILVERBIRCH STUDIOS INC.



                                              Per:__________________________
                                                  Authorized Signing Officer
                                                  (I have authority to bind the
                                                  Corporation)

SCHEDULE 1.1 - SCHEDULE OF CONTRACTS AND AGREEMENTS FOR DISTRIBUTION OF GAMES AND RING TONES TO BE TRANSFERRED OR ASSIGNED



Handango distribution contact

Tira Wireless Distribution contract

Chilmark distribution contract

Zorro Development Agreement

Strategic Objectives Marketing Agreement

Strategic Objectives PR Retainer

SCHEDULE 1.2 - SCHEDULE OF CURRENT EMPLOYEES


    1.       Kevin Birch
    2.       Steve Ariss
    3.       John Kelly
    4.       Jason Azevedo
    5.       Dave Morin
    6.       Yixiu Zhang
    7.       Lui Vargas
    8.       Camilo Cuesta
    9.       Frederick Wahrman
    10.      Brady Sheppard
    11.      Warren Heise
    12.      Graham Lowman
    13.      Sukmeet Singh

SCHEDULE 1.3:

LIST OF COMPUTER CODE AND INTELLECTUAL PROPERTY CONVEYED:

SOURCE CODE ASSETS:

drwxrwx---    3 kbirchsbs sbs        4096 Jan 26 15:10 animalsnap-nokia
drwxrwx---    3 kbirchsbs sbs        4096 Jan 26 11:28 covertsolitaire-nokia
drwxrwxr-x    3 ccuesta  sbs         4096 Jan 26 11:29 covertsolitaire-t720
drwxrwxrwx    3 root     cvs         4096 Jan 26 11:28 CVSROOT
drwxrwx---    3 kbirchsbs sbs        4096 Jan 26 11:30 elpresidente-nokia
drwxrwx---    3 ccuesta  sbs         4096 Jan 27 11:05 elpresidente-t720
drwxrwx---    7 root     ac          4096 Jan 16 12:27 emailservice
drwxrwx---    3 kbirchsbs sbs        4096 Jan 26 11:28 freecellblock-nokia
drwxrwx---    3 root     sbs         4096 Jan 26 11:28 imageviewer
drwxrwx---    3 root     sbs         4096 Jan 26 11:28 rainbow6
drwxrwx---    5 kbirchac ac          4096 Jan 14 22:31 rgflashservices
drwxrwx---    6 kbirchac ac          4096 Jan 16 11:24 rggameadmin
drwxrwx---    9 root     ac          4096 Jan 16 11:24 rggameservice
drwxrwx---    5 kbirchac ac          4096 Dec 27 19:21 rglookup
drwxrwx---    3 root     sbs         4096 Jan 26 11:28 rgslidingpuzzle
drwxrwx---    5 kbirchac ac          4096 Jan 23 17:58 rgtoneadmin
drwxrwx---    8 kbirchac ac          4096 Jan 16 11:24 rgtoneservice
drwxrwx---    6 root     ac          4096 Dec 27 19:32 sbswebsite
drwxrwx---    3 root     sbs         4096 Jan 26 11:28 skateandslam
drwxrwx---    7 root     ac          4096 Jan 23 17:31 smsservice
drwxrwx---    3 kbirchsbs sbs        4096 Jan 26 11:28 zorroep1-s60


RECESS GAMES ASSETS:

drwx------ 1 kbirch admin 16384 27 Jan 23:34 Carriers drwx------ 1 kbirch admin 16384 25 Jan 18:53 Docs drwx------ 1 kbirch admin 16384 9 Jan 16:48 Games drwx------ 1 kbirch admin 16384 8 Jan 18:26 Raw drwx------ 1 kbirch admin 16384 26 Jan 13:22 Render Farm drwx------ 1 kbirch admin 16384 8 Jan 18:08 Temporary Items drwx------ 1 kbirch admin 16384 8 Jan 18:07 Tools drwx------ 1 kbirch admin 16384 29 Jan 17:30 deploy drwx------ 1 kbirch admin 16384 8 Jan 18:39 deployemail_templates drwx------ 1 kbirch admin 16384 8 Jan 18:07 web


RINGTONE ASSETS:

drwx------ 1 kbirch admin 16384 8 Jan 10:04 Documents drwx------ 1 kbirch admin 16384 8 Jan 10:04 OtherAudio drwx------ 1 kbirch admin 16384 8 Jan 10:04 Ringtones


SILVERBIRCH ASSETS:

drwx------  1 kbirch  admin   16384  8 Jan 19:14 Articles
drwx------  1 kbirch  admin   16384 29 Jan 16:37 Examples
drwx------  1 kbirch  admin   16384  8 Jan 18:59 GBA
drwx------  1 kbirch  admin   16384 26 Jan 17:05 Games
drwx------  1 kbirch  admin   16384  8 Jan 18:53 Mophun
drwx------  1 kbirch  admin   16384  8 Jan 18:53 Raw
drwx------  1 kbirch  admin   16384  8 Jan 18:48 Resources
drwx------  1 kbirch  admin   16384  8 Jan 18:48 Temporary Items
drwx------  1 kbirch  admin   16384  8 Jan 18:48 Tira
drwx------  1 kbirch  admin   16384 23 Jan 15:55 Tools
drwx------  1 kbirch  admin   16384  8 Jan 18:48 web
drwx------  1 kbirch  admin   16384  8 Jan 18:47 webbackup

SCHEDULE 1.4:

SCHEDULE OF TRADE NAMES OR DBA DESIGNATIONS TO BE TRANSFERRED OR PERMITTED TO BE
USED: US REGISTRATIONS IN NEVADA

Recess Games

SilverBirch Studios

www.recessgames.com
-------------------

www.silverbirchstudios.com
--------------------------

www.bladeofzorro.com
--------------------

SCHEDULE 1.5:  LIST OF EQUIPMENT CONVEYED:

---------------------------------------------------------------------------------------------------
TYPE             MAKE        MODEL                     QUANTITY    USED BY:                        SERIAL:          NOTES:
---------------------------------------------------------------------------------------------------
MONITORS         Lacie       19" electron19blueIV         7        Steve,Warren,Jay,John
                 Dell        19"                          1        David
                             19"                          1        John
                             17"                          1        Testing Machine
                 Daewoo      19"                          1        Servers
                 NEC         LCD1765                      1        Kevin
                             LCD1712                      1        Kevin
                 Cicero      19"                          1        Graham
---------------------------------------------------------------------------------------------------
SERVERS          Dell        Dimension XPS B533r          1        Kuerten (server)
                             PowerEdge 2400               1        Roddick
                 Compaq      Deskpro EXD                  1        Graf (server)
                             Deskpro EPDP P500            1        Henin (server)
                                                                   Agassi, Rafter, Sampras
                 Custom      XP2800+, A7V                 3        (servers)
                 Macintosh   G4 Cube                      1        Cubeserv (server)
---------------------------------------------------------------------------------------------------
DEVELOPER PCS    Dell        Dimension X100               1        YiXui
                             Optiplex                     1        Testing Machine
                 Macintosh   G4                           2        Warren, Jay
                             G5                           2        Steve, John
                 Emachines   T2200                        1        David
                             T2341                        1        Kevin
                             H2341                        1        Graham
---------------------------------------------------------------------------------------------------
LAPTOPS          Macintosh   G4 Powerbook                 1        Kevin
                 Dell        17" Notebook                 1        Fredrik
---------------------------------------------------------------------------------------------------
PRINTERS         HP          LaserJet 3330                1
                             Stylus Photo 1280            1        Steve
---------------------------------------------------------------------------------------------------
NETWORKING
HARDWARE         3com        3300xm 24port switch         1
                 Cybex       Autoview 200                 1
                 Powerware   Prestige UPS                 2
                 APC         SurgeArrest powerbar         4
                             5-port hub
---------------------------------------------------------------------------------------------------
OTHER            Wacom       CTE630 (Graphite3            2        Warren, Jay
DEVELOPMENT                  tablet)
                             Perfection 1200u
                 Epson       G752A scanner                1        Jay
                 Toshiba     20AF43 Television            1        Kevin
---------------------------------------------------------------------------------------------------
CABLING                      Cybex KVM cables             6
                             All currently used
                             cat5
                             Powerbars                    3

---------------------------------------------------------------------------------------------------
MICE                                                      14
KEYBOARDS                                                 14
SPEAKER SETS                                              6
---------------------------------------------------------------------------------------------------
SOFTWARE         Macintosh   OS X 10 user licence         1
                 Macromedia  Studio MX                    1
                             Studio MX 2004 upgrade       1
                 Newtek      Lightwave 3D 7.5             1
                 Microsoft   Windows
                             Office
                 RedHat      RedHat Linux 9               1
---------------------------------------------------------------------------------------------------

SCHEDULE 2.1 - ASSUMED LIABILITIES

SCHEDULE OF LIABILITIES RE: EQUIPMENT LEASES

Lease Number 2199045 - National Leasing

Lease commencement date Feb 1 2003
36 months - periodic rent 398.89 plus PST. Remaining payments 24 X 398.89 plus pst - (430.80) - Lease is for 1 Apple power Mac G4 - 2 monitors - adc powerec converter 1 power book G$ - 1 stylus - 256 memory.

RELEASE REQUIRED ON PERSONAL GUARANTEE OBLIGATIONS OF PETER HAMILTON AND BRIAN MACDONALD


Lease number 50177-34921 - MTC Leasing

Lease commencement date February 1, 2003 - 36 months - 487. plus taxes Remaining payments 24 x 487 plus taxes (525.96) - 1 apple power Mac G4 1 512 mb memory - 2 electron 19" displays, 1 ADC to VGA converter, 1 studio MX mac, 1 256 mb memory, 1 SS3 Switch 3300 xm, 1 msdn Universal 7.0 eng, 1 HP laserjet 3330 mfg, 1 hp jet direct 310x external print server.

REQUIRE RELEASE FOR PERSONAL GUARANTEE OBLIGATIONS FOR BRIAN MACDONALD AND PETER HAMILTON.


ITEMIZATION  OF ACCRUED  PAYROLL AND VACATION PAY  LIABILITIES  TO BE ASSUMED BY
--------------------------------------------------------------------------------

PURCHASER


Kevin  Birch - None
Steve  Ariss - accrued  vacation  pay
John  Kelly - accrued  vacation pay
Jason Azevedo-  accrued  vacation pay
Dave Morin - accrued vacation pay
Yixiu Zhang- accrued  vacation pay
Lui Vargas - accrued  vacation pay
Camilo Cuesta - none
Frederick  Wahrman - none
Brady  Sheppard - accrued  vacation pay
Warren Heise - accrued vacation pay
Graham Lowman - accrued vacation pay

EXHIBIT A:
----------



                                 PROMISSORY NOTE
                                 ---------------


         FOR VALUE RECEIVED, the undersigned, SilverBirch Studios Inc., an Ontario Incorporation with offices located at Suite 103, 703 Evans Avenue, Toronto, Ontario, M9C 5E9 ("Debtor"), unconditionally promises to pay without right to setoff to the order of IVP Technology Corporation, ("Holder"), an Nevada Corporation, with offices located at Nevada 6121 Lakeside Drive, Suite 260, Reno Nevada, 89511, or at such other address as Holder may from time to time designate, the principal sum of One Million (Canadian $1,000,000.00) Dollars on or before March 31, 2005.

         This Promissory Note shall be payable in installments of CAD $100,000 per month with the first payment due on March 31, 2005 and thereafter on the last day of each next ensuing month until paid in full. The outstanding principal of this Promissory Note will bear interest at the rate of Twelve Per Cent (12%) per annum, computed on a simple interest basis. Accrued interest shall be paid on a monthly basis commencing on March 31, 2004, and thereafter on the last day of each next ensuing month. If payments of interest or principal are not received as required a penalty for late payment shall be incurred as provided following:

         Penalties for late payment of interest: If an interest payment is not made on the due date for such payment of interest then a penalty fee equal to 20% of the interest payment shall be added to the interest payment due and the combined interest payment and the penalty fee shall be added to the principal outstanding for the calculation of the interest due for the next payment.

         Penalty for late payment of principal: If a principal repayment is not made on the scheduled payment date the interest rate applicable to the outstanding principal balance of this Promissory Note plus any accrued interest shall be increased to Eighteen Per Cent (18%) per annum until such time as the payments of principal and interest are brought up to date as provided for herein, provided that once all such payments are brought up to date the interest rate shall revert to the original Twelve Per Cent (12%) per annum interest rate.

         Failure to make the payment described above shall constitute a material default on this Promissory Note, and a material breach of the Purchase Agreement of even date between the parties hereto.

         Debtor may prepay this Note, in whole or in part, at any time, without penalty or premium. Permitted partial payments shall not affect or vary the duty of Debtor to pay all obligations when due, and they shall not affect or impair the right of Holder to pursue all remedies available to it hereunder, or in law or equity.

         All payments made hereunder shall in the event of default first be applied to accrued interest and the balance to principal.

         This Note is given pursuant to a Purchase Agreement between Holder and Debtor whereby Holder is selling certain of the properties and assets utilized by Seller in the operation of its business division known as the Games Division, to which this payment is deemed part of the consideration for said sale. The payment of this Note shall be unconditional and shall not be subject to set off or any other defense or right that is or may be contained in said Purchase Agreement or any other agreement between the Parties.

         Time is of the essence with respect to this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, Debtor agrees to pay all costs of collection, including actual attorneys' fees. Such attorney's fees and costs shall include, but not be limited to, fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditor's reorganization or arrangement proceedings.

         The remedies of Holder, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall arise. No act or omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         All persons or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns respectively, subject to the notification of default necessary before acceleration of payment may occur, hereby (a) expressly waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) consent that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by Holder hereof, and further consent that any collateral security or any part thereof may be released, exchanged, added to or substituted for Holder hereof, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Holder, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against Debtor or any other person or party to become liable hereunder.

         This Note may be assigned by Holder upon notice to Debtor. The Debtor may not assign or otherwise transfer this Note without the express written permission of the holder, who may withhold or grant such consent in its sole discretion. Any such assignment or purported assignment by Debtor shall be void AB INITIO.

         The Debtor hereby agrees to accept service of process by regular or certified mail at the address for Debtor first written above in the event of a default.

         This Note and its terms and provisions are to be governed and construed by the laws of the Province of Ontario and at the option of the Holder the jurisdiction shall be the Courts located in the Province of Ontario.

         This Note shall be binding on the Parties respective successors and assigns.


DATED effective this 29th day of February, 2004.

                                          SILVERBIRCH STUDIOS INC.




                                          Per:__________________________
                                                Authorized Signing Officer
                                                (I have authority to bind the
                                                Corporation)

EXHIBIT B:


                      GENERAL SECURITY AGREEMENT (ONTARIO)

1. PARTIES TO THIS SECURITY AGREEMENT:

                   SILVERBIRCH STUDIOS INC.
                   703 Evans Avenue, Suite 103, Toronto, Ontario, M9C 5E9 (hereinafter referred to as "DEBTOR")

                   - and -

                   ACTIVECORE TECHNOLOGIES, INC.
                   6121 Lakeside Drive, Suite 260, Reno Nevada, 89511 (hereinafter referred to as "SECURED PARTY")


(hereinafter referred to as "SECURED PARTY")


2. CREATION OF SECURITY INTEREST

         WHEREAS the Secured Party has provided financing to the Debtor pursuant to the terms of a Promissory Note dated effective the 1st day of March, 2004 (the "Financing");

         AND WHEREAS it is contemplated that other Lenders may make loan advances to the Debtor to rank in preference to the security granted further to this agreement provided such lender provides financing in excess of 50% of the face amount of the financing secured by this General Security Agreement (the "Priority Financing"):

         (1) For value received and as a general and continuing collateral security for the payment of Indebtedness (as defined below), including any ultimate unpaid balance thereof, owed to the Secured Party and to secure the performance of the obligations under this security agreement or any Related Documents, the Debtor hereby grants to the Secured Party a first ranking security interest in all the Debtor's personal property as defined in the PERSONAL PROPERTY SECURITY ACT, R.S.O. 1990, c. P.10 (the "PPSA"), and in the undertaking of the Debtor, which shall constitute Collateral, whether now owned or hereafter acquired directly or indirectly by the Debtor, whether now existing or hereafter arising, save and except any leased equipment of the Debtor, which leased equipment shall be excluded from the security provided hereunder.

         (2)  Without  limiting  the  foregoing,   but  for  greater  certainty,
Collateral includes all of the following:

         (a) all Collateral described in Schedule "A" attached to this security agreement, which Schedule "A" is incorporated by reference in this security agreement;

         (b) all patents, trade marks, copyrights and other industrial and intellectual property; and

         (c) all statutory licences, quotas and other transferable rights, including an equitable right in the Collateral assigned or charged under the security agreement which might otherwise at law be incapable of being collateral creating a security interest.

         (3) Any reference to "Collateral" shall, unless the context requires otherwise, be deemed a reference to "Collateral or any part thereof".

         (4) This security interest shall not apply to, and Collateral shall not include leased equipment, or the last day of the term of any lease or agreement therefore but upon the enforcement of the security interest the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

3. DEFINITIONS

         (1) All phrases which are defined in the PPSA and not otherwise defined in this security agreement shall have the meaning ascribed by the PPSA, provided always that the term "goods" shall never include "consumer goods" of the Debtor as that term is defined in the PPSA.

         (2) "Indebtedness" shall mean all liabilities of every kind and description of the Debtor to the Secured Party in respect of the Financing, whether now or hereafter owed or any future advance, whether direct, indirect, contingent, and whether the Debtor be bound alone or with others and whether as principal or guarantor.

         (3) "Related Documents" shall mean the promissory notes, loan agreements, account agreements, guaranties, trust deeds, mortgages, other security agreements or any other documents executed in connection with this security agreement or Indebtedness or related to its operation or administration, whether already existing or executed now or later.

4.       RIGHTS AND OBLIGATIONS OF DEBTOR

         4.1 TITLE. The Debtor warrants and covenants that it holds title or has rights in the Collateral sufficient for a security interest to attach to the Collateral.

         4.2 POSSESSION AND USE OF COLLATERAL. Subject to paragraph 6.2, until default or unless otherwise agreed with the Secured Party, the Debtor may deal with Collateral in the ordinary course of the Debtor's business in any manner consistent with the provisions of this security agreement. Except for inventory sold or accounts collected in the ordinary course of the Debtor's business the Debtor shall not sell or otherwise transfer the Collateral. All proceeds of the Collateral, whether or not arising in the ordinary course of the Debtor's business, will be received by the Debtor as trustee for the Secured Party and will be immediately paid to the Secured Party pursuant to the fiduciary obligation as trustee to the extent that such payment is required at such date pursuant to the Financing. The Debtor shall not encumber or permit the Collateral to be encumbered without the prior written consent of the Secured Party, other than by this security agreement or the Priority Financing. .

         4.3 REMOVAL OF COLLATERAL. The Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) is located at the address of the Debtor shown above Except in the ordinary course of the Debtor's business, the Debtor shall not remove the Collateral or the records of the Collateral from its location without the prior written consent of the Secured Party, which shall not be unreasonably withheld.

         4.4 SECURITIES AS COLLATERAL. Where Collateral includes securities, the Secured Party may require the Debtor to transfer such securities into the Secured Party's name so that the Secured Party may appear of record as the sole owner of the securities. Until default, the Debtor may retain by way of proxy the voting and dividend rights attached to any such securities and the Secured Party will facilitate exercise of those dividend and voting rights.

         4.5 PRESERVATION OF RIGHTS AND COLLATERAL. The Debtor shall defend its own and the Secured Party's rights in the Collateral against the claims and demands of all persons. The Debtor shall maintain the Collateral in a condition and state of repair that preserves the value of the Collateral, reasonable wear and tear excluded. The Debtor will not commit or permit damage to or destruction of the Collateral and will effect repair if it occurs. The Debtor shall procure and maintain policies of fire and other casualty insurance covering the Collateral on the basis and in at least the amount described above on terms satisfactory to the Secured Party and with loss payable to the Secured Party and Debtor jointly.

         4.6 MATERIAL CHANGES IN INFORMATION. The Debtor shall notify the Secured Party promptly of:

         (a) any material change in the information contained in this agreement (including the schedules hereto) relating to the Debtor, the Debtor's business or Collateral, including any address change or establishment of an additional place of business;

         (b)  the details of any change in name of the Debtor;

         (c) the details of any significant acquisition or creation of Collateral; (d) the details of any claims or litigation affecting the Debtor or Collateral; (e) any loss of or damage to Collateral;

         (f) any sale of substantially all of the collateral, including any general sale of rights to distribute underlying code; and

         (g) any default by any account debtor in its obligations with respect to Collateral.

         4.7 DEBTOR'S CONDUCT. The Debtor will conduct its business and affairs in a proper and efficient manner, in accordance with applicable law and keep records in accordance with generally accepted accounting procedures. The Debtor shall pay all charges, such as taxes, assessments, claims, liens and encumbrances relating to the Collateral or the Debtor's business and affairs when the same become due. The Debtor will deliver to the Secured Party promptly such information concerning Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may reasonably request.

         4.8 PROTEST. The Debtor waives protest of any instrument constituting Collateral at any time held by the Secured Party on which the Debtor is in any way liable and, subject to the notice requirements of the PPSA, notice of any other action taken by the Secured Party.

         4.9 JOINT AND SEVERAL LIABILITY. If more than one Debtor executes this security agreement the obligations of such Debtors hereunder shall be joint and several.

5.       EVENTS OF DEFAULT

         The Debtor shall be in default under this security agreement or Related Documents upon occurrence of any of the following:

         (a) Non-payment when due, whether by acceleration or otherwise, of Indebtedness.

         (b) Failure to comply within seven days after written notice from the Secured Party demanding compliance with any provision contained in this security agreement or Related Documents and if compliance is not practically possible, failure to take steps that will produce compliance as soon as is reasonably practical.

         (c) Any warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Debtor proves in any material respect to have been false when made or furnished.

         (d) Actual or threatened Bankruptcy or insolvency of the Debtor; the filing against the Debtor of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by the Debtor; the appointment of a receiver, trustee, monitor, or liquidator for the Debtor or for any assets of the Debtor; or the institution by or against the Debtor of any type of insolvency proceeding or creditor rearrangement.

         (e) Death or declaration of incompetency of the Debtor (if the Debtor is an individual) or cessation of the Debtor's viability as a going business concern (if the Debtor is not an individual), which includes the cessation or threat by the Debtor to cease to carry on in the normal course of the Debtor's business or any material part thereof.

         (f) On the occurrence of such other events where the Secured Party considers in good faith and on commercially reasonable grounds that the Collateral is in jeopardy or that the Secured Party's position is insecure.

6.       SECURED PARTY RIGHTS AND OBLIGATIONS

         6.1 GENERAL RIGHTS. In addition to the rights granted herein, the Secured Party may enforce any other rights and remedies it may have at law or in equity, and specifically shall have all rights and remedies of a Secured Party under the PPSA. All rights and remedies of the Secured Party are cumulative and one or more of these rights may be exercised independently or in combination from time to time, including marshalling. In event that this security is assigned by the Secured Party to a third party, the third party receiving the assignment shall have all the rights of the Secured party and all reporting requirements shall be made to the assignee third party.

         6.2 COLLECTION OF DEBTS FORMING PART OF COLLATERAL. The Secured Party may direct account debtors of the Debtor to make all payments owing to the Debtor on Collateral subject to the security interest directly to the Secured Party, by notifying such account debtors of the Secured Party's interest, either before or after default.

         6.3 INSPECTION OF COLLATERAL AND RIGHT OF ACCESS. The Secured Party or any assignee shall have the right at any time to confirm the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance as the Secured Party may reasonably request in connection therewith. The Debtor grants to the Secured Party or its assignees or agents access to all places where Collateral may be located and to all premises occupied by the Debtor for the purposes of inspection or obtaining possession.

         6.4 RECEIVERS AND OTHERS. The Secured Party may appoint by instrument or by application to a court of competent jurisdiction a receiver or other person to act on its behalf before or after default or in any insolvency or like proceeding (receiver includes a receiver-manager). The appointee has all the powers of the Secured Party under this security agreement. In addition, on instructions from the Secured Party, the receiver shall be entitled to carry on the business of the Debtor with all the powers that the Debtor would have to operate its business for such time as the receiver determines it advisable and in the best interest of the Secured Party. The Secured Party is not liable for any act or omission by a receiver appointed or selected by a court.

         6.5 ACCELERATION. The Secured Party may declare all or any part of Indebtedness which is not by its terms payable on demand to be immediately due and payable on the occurrence of any default.

         6.6 POSSESSION AND DISPOSITION OF COLLATERAL. The Secured Party may upon default take possession or constructive possession of, collect, demand, sue on, enforce, recover and receive Collateral and give binding receipts and discharges therefor. The Secured Party in possession may use Collateral as it sees fit, subject to the duty of reasonable care contained in the PPSA providing that any income from Collateral is applied to the Debtor's account. Upon default, the Secured Party may also sell, lease or otherwise dispose of Collateral in any commercially reasonable manner.

         6.7 COSTS. The Debtor agrees to pay all charges, including solicitors', auditors', receivers' or like persons' costs and remuneration or other expenses reasonably incurred by the Secured Party or other party appointed by the Secured Party in operating the Debtor's accounts and in enforcing this security agreement. Such sums shall constitute a future advance increasing the Indebtedness hereunder.

         6.8 DEFICIENCIES. The failure of the Secured Party to receive full payment or satisfaction of Indebtedness through its rights and remedies herein provided shall not in any way release the Debtor from the obligation to satisfy any deficiency, including any costs of realization.

         6.9 WAIVERS:

         (1) No variation, amendment (except for any schedules which may be added hereto pursuant to the provisions of this agreement) or waiver of any provision of this security agreement shall be effective unless made by written agreement executed by the parties to this security agreement.

         (2) No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver of that right or remedy and no single or partial exercise of any right or remedy shall preclude any other exercise of cumulative rights and remedies.

         (3) The Secured Party may remedy any default or perform any duty of the Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor.

         6.10 NOTICE OF INTENTION TO REALIZE. Prior to realization, there is an obligation on the Secured Party to deliver a notice of intention to realize to the Debtor under s.244 of the BANKRUPTCY AND INSOLVENCY ACT. Any events which trigger default, including those within paragraph 5(d), shall be deferred as required by that legislation. Valid service of this notice will occur upon sending of the notice to the address herein or as changed by the Debtor through paragraph 4.6. Pursuant to the PPSA where applicable, the Secured Party shall also give notice in writing in the appropriate time period to (a) the Debtor;
(b) every person who is known by the Secured Party, before the date that the notice is served on the Debtor, to be the owner of the collateral or an obligator who may owe payment or performance of the obligation secured; (c) every person who has a security interest who has a security interest in the collateral and whose interest (i) was perfected by possession, the continuance of which was prevented by the Secured Party who has taken possession of the collateral, or (ii) is perfected by registration before the date the notice is served on the Debtor; and (d) every person with an interest in the collateral who has delivered a written notice to the Secured Party of the interest in the collateral before the date that the notice is served on the Debtor. This notice shall include the content stipulated by s. 63(5) of the PPSA.

         6.11 SUBORDINATION. The Secured Party agrees to subordinate the security established by this agreement to a new security in support of the Priority Financing at the request of the Debtor.

7.       ADDITIONAL LOAN ADVANCES

         The Borrower and the Lender acknowledge and agree that further loan advances upon the terms pertaining to the Priority Financing set out above by another Lender or Lenders to the Debtor are contemplated and that such further advances will rank ahead of the security interests represented by this general security agreement provided that such advances are equal to at least fifty per cent (50%) of the amount payable under the promissory note referenced as the debt.

8.       SUBORDINATION

         No action by the Secured Party shall constitute a subordination of its security interest to any other interest in the Collateral unless such subordination is effected by an agreement in writing, titled "Subordination Agreement", signed by the Secured Party. The Secured Party shall not unduly delay delivery of a Subordination Agreement required in accordance with this agreement.

9.       SUCCESSOR INTERESTS

         This security agreement shall enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

10.      APPLICABLE LAW

         This security agreement and Related Documents shall be governed by the laws of the Province of Ontario.

11.      TERMINATION

         This security agreement shall remain in full force and effect until the Indebtedness has been paid and written notice of discharge by the Secured Party is received by the Debtor.

12.      ACKNOWLEDGMENT OF DEBTOR

         The Debtor hereby acknowledges receipt of a copy of this security agreement.

         IN WITNESS WHEREOF the Debtor has executed this security agreement this 1st day of March, 2004.
                                                SILVERBIRCH STUDIOS INC.


                                         Per:

                                                Authorized Signing Officer

SCHEDULE "A"




                  www.recessgames.com
                  -------------------

                  www.silverbirchstudios.com
                  --------------------------

                  www.bladeofzorro.com
                  --------------------

EXHIBIT C:

                                   UNDERTAKING


WHEREAS IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. has agreed to sell certain assets to SilverBirch Studios Inc. for certain good and valuable consideration as set out in a Purchase and Sale Agreement made effective 11:59:59 PM February 29, 2004:

In consideration of the closing of the above referenced transaction, SilverBirch Studios Inc. agrees to grant to ActiveCore Technologies, Inc. the following:

         1.     A  5%  equity   interest   in   SilverBirch   Studios   Inc.  in
                consideration of the same per share capital investment rate as the founder(s) of SilverBirch Studios Inc.

         2. Pre-emptive rights in respect of the said 5% equity interest in SilverBirch Studios Inc., with the intention that following the delivery of the said % equity interest in SilverBirch Studios Inc. to ActiveCore Technologies, Inc., no further shares of a class or series in SilverBirch Studios Inc. (the "New Shares") shall be issued unless such of the New Shares sufficient to permit ActiveCore Technologies, Inc. to maintain its 5% equity interest in SilverBirch Studios Inc. have first been offered to ActiveCore Technologies, Inc. on the same terms and conditions as such New Shares are offered to others.


Dated effective this 29th day of February, 2004.


                                             SILVERBIRCH STUDIOS INC.




                                             Per:__________________________
                                                   Authorized Signing Officer
                                                   (I have authority to bind the
                                                   Corporation)

EXHIBIT D:

                          ROYALTY AGREEMENT


Between:


                     SILVERBIRCH STUDIOS INC.
                     Suite 103, 703 Evans Avenue, Toronto, Ontario, M9C 5E9 (hereinafter referred to as "SILVERBIRCH")


                     - and -


                     ACTIVECORE TECHNOLOGIES, INC.
                     6121 Lakeside Drive, Suite 260, Reno Nevada, 89511 (hereinafter referred to as "ACTIVECORE")



A) WHEREAS SilverBirch has purchased certain assets from ActiveCore or companies associated with ActiveCore;


B) AND WHEREAS SilverBirch has agreed to pay certain royalties to ActiveCore as partial consideration for the said purchase of assets:



WITNESSETH THAT IN CONSIDERATION of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, and subject to the terms and conditions hereinafter set out, the parties agree as follows:


         1. SilverBirch shall pay to ActiveCore a royalty equal to Two Per Cent (2%) of the Gross Revenues of SilverBirch during the term of this Agreement (the "Royalty").

         2. This Agreement shall operate for a term of four (4) years, commencing at 12:01 AM on the 1st day of March, 2004 and terminating and ending at 11:59 PM on the 29th day of February, 2008 (the "Term").

         3. The Royalty shall be payable on a quarterly basis during the Term . Payment of the Royalty for each quarter shall be made within thirty (30) days following each calendar quarter.

         4. The total Royalty payable pursuant to this Agreement will be capped at a maximum of CAD $1,300,000.00, following payment of which sum this Agreement shall terminate and end.

         In this agreement "Gross Revenues " means the full proceeds of any sales or other revenue of any sort net of taxes levied at the time of

         5. SilverBirch shall maintain books of account and records of revenues in connection with all of its business activities. SilverBirch shall deliver a statement of such revenues to ActiveCore not less often than quarterly, statements to be rendered within thirty (30) days of the end of the period to which they relate and payments due for ActiveCore's Royalties in respect thereof to be paid with the statement rendered. All of SilverBirch's books, records, and accounts pertaining to the foregoing only shall be available for inspection by ActiveCore or anyone properly authorized on ActiveCore's behalf at SilverBirch's head office, during normal business hours, upon seven days advance written notice, a maximum of once per calendar year, of a maximum duration of two days, and at ActiveCore's sole expense.

         6. Each of the parties covenants and agrees that upon the reasonable request of any party they will make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the further, better or more perfect and absolute understanding and performance of the terms and conditions of this Agreement.

         7. It is agreed that this Agreement embodies the entire and complete Agreement of the parties hereto with regard to the matters dealt with herein, and that absolutely no understandings or Agreements, verbal or otherwise, exist between the parties except as herein expressly set out.

         8. This Agreement shall enure to the benefit of and be binding upon the respective parties, and upon their heirs, personal representatives, administrators, executors, successors and assigns.

         9. This Agreement shall be construed in accordance with the laws of the province of Ontario, and shall be enforceable only in the Courts of the said province.

         10. The invalidity of any particular provision of this Agreement shall not affect any other provision thereof, but this Agreement shall be construed as if such invalid provision were omitted.


Dated at Toronto effective this 1st day of March, 2004.


IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective corporate seals, attested by the hands of their respective officers, duly authorized in that behalf, on the day and year first above written.


                                         SILVERBIRCH STUDIOS INC.




                                         Per:__________________________
                                              Authorized Signing Officer
                                              (I have authority to bind the
                                              Corporation)

                                         ACTIVECORE TECHNOLOGIES, INC.




                                         Per:__________________________
                                              Authorized Signing Officer
                                              (I have authority to bind the
                                              Corporation)

EXHIBIT F:



         THIS INDENTURE made as of the 29th day of February, 2004.

B E T W E E N :

                IVP TECHNOLOGY CORPORATION D.B.A. ACTIVECORE TECHNOLOGIES, INC., a Nevada Company with offices at 6121 Lakeside Drive, Suite 260, Reno Nevada, 89511

                (hereinafter called the "Vendor")

                                                               OF THE FIRST PART

                                      -and-

                SILVERBIRCH STUDIOS INC., an Ontario Company, with offices located at Suite 103, 703 Evans Avenue, Toronto, Ontario, M9C 5E9

                (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

         WHEREAS the Vendor agreed to sell and the Purchaser agreed to purchase as at and from the close of business on February 29, 2004, as a going concern the undertaking and assets (the "Assets") of the Vendor relating to the Games Division of the Vendor (the "Business");

         NOW THIS INDENTURE WITNESSETH that for good and valuable consideration now paid by the Purchaser to the Vendor (the receipt and sufficiency of which is hereby acknowledged) the Vendor hereby grants, bargains, sells, assigns, transfers, conveys and sets over onto the Purchaser, its successors and assigns as a going concern as at and from the close of business on February 29, 2004 the undertaking and the Assets of the Business have and except the excluded assets of the foregoing the following:

All Assets of the Business which relate to the Games Division business of providing cell phone games and ring tones through the websites known as RecessGames.com, SilverBirchStudios.com and BladeOfZorro.com and including, without limiting the generality of the foregoing, all assets ancillary thereto including:

All contracts for distribution of games and ring tones of the Games Division issued pursuant thereto held by Vendor, as listed and annexed in a Purchase and Sale Agreement made effective February 29, 2004 between the Vendor and the Purchaser;

All files and records pertinent, relevant or in any way connected with the performance of services under all contracts pertaining to the Games Division, including the internet domain names to Recessgames.com; BladeofZorro.com and Silverbirchstudios.com;

Personnel files relating to employees assigned to the Games Division wherever located, databases maintained by Vendor related to Games Division sales and personnel assigned to those clients.

All documents and materials and rights whatsoever pertaining to Vendor's Recessgames.com website, its Silverbirchstudios.com website and its
BladeOfZorro.com website together with the code to any completed and un-completed cell phone games and ring tones and underlying sku, payment tracking, OTA provisioning mechanism, royalty tracking and related software infrastructure;

The registered trade names and registered Domains listed in Schedule 1.4 attached to and forming a part of a Purchase and Sale Agreement made effective February 29, 2004 between the Vendor and the Purchaser;

The computer equipment listed in Schedule 1.5 attached to and forming a part of a Purchase and Sale Agreement made effective February 29, 2004 between the Vendor and the Purchaser in "AS IS" condition; and

Certain leases and rights as listed in Schedule 1.6 attached to and forming a part of a Purchase and Sale Agreement made effective February 29, 2004 between the Vendor and the Purchaser.

TO HOLD the said hereby sold, assigned, transferred or conveyed undertaking and Assets and all right, title and interest of the Vendor thereto and therein unto and to the use of the Purchaser, its successors and assigns.

AND the Vendor doth hereby covenant, promise and agree with the Purchaser in the manner following, that is to say:

THAT the Vendor is now rightfully and absolutely possessed of and entitled to the said hereby sold, assigned, transferred or conveyed undertaking and Assets of the Business and that the Vendor now has in it good right, title and authority to assign the same unto the Purchaser, its successors and assigns, according to the true intent and meaning of these presents and that the Purchaser shall immediately upon the execution and delivery of these presents have possession of and may from time to time and at all times hereafter peaceably and quietly have, hold, possess and enjoy the said hereby sold, assigned, transferred or conveyed undertaking and Assets of the Business and every part thereof to and for its own use and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever, of, from or by the Vendor or any person whomsoever and with good and marketable title thereto, free and clear and absolutely released and discharged from and against all former and other bargains, sales, gifts, grants, mortgages, pledges, security interests, adverse claims, liens, charges and encumbrances of any nature or kind whatsoever.

The Vendor covenants and agrees with the Purchaser, its successors and assigns, that it will from time to time and at all times thereafter, upon every reasonable request of the Purchaser, its successors or assigns, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably required by the Purchaser, its successors or assigns, whether for more effectually and completely vesting in the Purchaser, its successors or assigns, the undertaking, and Assets of the Business hereby sold, assigned, transferred or conveyed in accordance with the terms hereof or for the purpose of registration or otherwise.

The Vendor hereby declares that, as to any property and assets or interest in any property or assets of the Vendor intended to be transferred, assigned, conveyed, bargained, sold and set over to the Purchaser, its successors and assigns, hereby and the title to which may not have passed to the Purchaser, its successors and assigns, by virtue of this indenture or any transfers or conveyances which may from time to time be executed and delivered in purchase of the covenants aforesaid, the Vendor holds the same in trust for the Purchaser, its successors or assigns, to convey, assign and transfer the same as the Purchaser may from time to time direct.


         IN WITNESS WHEREOF this indenture has been executed by the Vendor and the Purchaser.

                            IVP TECHNOLOGY CORPORATION
                            d.b.a. ACTIVECORE TECHNOLOGIES, INC.





                                                 Per:  _____________________c/s



                            SILVERBIRCH STUDIOS INC.





                                                  Per:  ____________________c/s

EXHIBIT G:


                               INDEMNITY AGREEMENT
                               -------------------

FOR VALUE RECEIVED, the undersigned agrees to indemnify and save harmless Brian MacDonald and Peter Hamilton, (the "Indemnitees") from any claim, action, liability or suit, arising from the following:

Lease Number 2199045 - National Leasing
Lease commencement date Feb 1 2003
36 months - periodic rent 398.89 plus PST. Remaining payments 24 X 398.89 plus pst - (430.80) - Lease is for 1 Apple power Mac G4 - 2 monitors - adc powerec converter 1 power book G$ - 1 stylus - 256 memory.

Lease number 50177-34921 - MTC Leasing
Lease commencement date February 1, 2003 - 36 months - 487. plus taxes Remaining payments 24 x 487 plus taxes (525.96) - 1 apple power Mac G4 1 512 mb memory - 2 electron 19" displays, 1 ADC to VGA converter, 1 studio MX mac, 1 256 mb memory, 1 SS3 Switch 3300 xm, 1 msdn Universal 7.0 eng, 1 HP laserjet 3330 mfg, 1 hp jet direct 310x external print server.

In the event of any asserted claim, the Indemnitees shall provide the undersigned with timely notice of same, and thereafter the undersigned shall at its own expense defend and protect the Indemnitees against said claim.

In the further event that the undersigned shall fail to so defend, then in such instance the Indemnitees shall have full rights to defend, pay or settle said claim with full rights of recourse against the undersigned for all fees, costs, expenses and payments made or agreed to be paid to discharge said claim.

This agreement shall be binding upon and enure to the benefit of the parties, their successors, assigns and personal representatives.


Dated effective this 29th day of February, 2004.

                                         SILVERBIRCH STUDIOS INC.




                                         Per:__________________________
                                              Authorized Signing Officer
                                              (I have authority to bind the
                                              Corporation)

EXHIBIT H:
----------


                        MUTUAL NON-COMPETITION AGREEMENT
                        --------------------------------


THIS AGREEMENT dated effective March 1, 2004, among SilverBirch Studios Inc., a corporation incorporated under the laws of Ontario (the "Party of the First Part"), and ActiveCore Technologies, Inc., incorporated under the laws of the State of Nevada (the "Party of the Second Part"), collectively the "Parties":

WHEREAS:

A) The Party of the First Part and the Party of the Second Part are the parties to a purchase agreement dated effective the 29th day of February, 2004, relating to the purchase by the Party of the First Part and the sale by the Party of the Second Part of certain assets described in the said purchase agreement (the "Purchase Agreement"),

B) It is a condition of the closing of the transactions contemplated by the Purchase Agreement that the Parties execute and deliver this Mutual Non-Competition Agreement; and

C) The Party of the Second Part enters into this Agreement on its own behalf and also on behalf of any subsidiary or related corporations involved with the Party of the Second Part in the carrying on of the business of the Party of the Second Part.

THE PARTIES AGREE:

1.       NON-COMPETITION

The Parties acknowledge that they are each familiar with the proprietary aspects of the business of the other party, including certain of their confidential information and trade secrets and the Parties agree:

         (a) For a period of Five(5) years from the date hereof, the Party of the First Part will not for themselves, or on behalf of any other person, partnership, company, corporation or other entity, provide healthcare services; develop and sell healthcare IT products and enterprise middleware technology, develop and sell enterprise mobile applications that compete with the enterprise mobile applications developed and sold by the Party of the Second Part, or develop enterprise software for direct marketing and dedicated list management.

         (b) For a period of Five (5) years from the date hereof, the Party of the Second Part will not for themselves, or on behalf of any other person, partnership, company, corporation or other entity, develop or sell cell phone games, cell phone ring tones, or in any way operate or provide consumer middle-ware or consumer web-sites that are in any way competitive with the products and web-sites of the Party of the First Part.

         (c) Notwithstanding the above, the Party of the First Part may sell or license its games and those obtained from third parties for distribution in the direct marketing and list software field, provided that if the Party of the First Part does so, the Party of the Second Part shall have a right of first refusal on any proposed contracts if the terms, capabilities and deliverables offered by the Party of the Second Part are similar.

2.       ARBITRATION

(1) The parties agree that any dispute over the existence of or extent to which the business or activity of either party competes with the business or activities of the other party for the purposes of Section 1 or over the time at which the determination shall be made, shall be submitted to a single arbitrator whose decision on the matters laid before him shall be final and binding.

(2) The arbitrator shall be chosen from a panel of names jointly selected by the parties.

(3) The expenses of the arbitrator shall be shared equally by the parties, irrespective of the award made by the arbitrator.

(4) The arbitrator shall proceed as quickly as possible to hear the evidence and argument of the parties and to determine the matter submitted to him.

(5) The parties agree that submission of a dispute dealt with by this Section shall be a condition precedent to any application or action brought before any competent court.

3.       EQUITABLE REMEDIES

In the event of the breach, or threatened breach, of any term or provision contained in this Agreement, the party alleging the breach shall be entitled to both temporary and permanent injunctive relief. The right to such relief shall not be construed to prevent the party from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including without limitation the recovery of monetary damages.

4.       APPLICABLE LAW AND CHOICE OF FORUM

This Agreement shall be interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties attorn (on a non-exclusive basis) to the courts of the Province of Ontario.

5.       SEVERABILITY

If any term, provisions covenant or condition of this Agreement is declared invalid, illegal, unenforceable, ineffective or inoperative for any reason, such declaration shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this

Agreement so held to be invalid, illegal, unenforceable, ineffective or inoperative will be deemed to have been stricken herefrom and the remainder hereof will have the same force and effectiveness as if such part or parts had never been included herein.

6.       ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject-matter of this Agreement and shall not be altered, modified or amended, in whole or in part, except by the express written authorization and consent of the parties. In the event of a conflict between the terms hereof and those contained in the Purchase Agreement executed contemporaneously herewith, the terms of this Agreement shall control.

7.       WAIVERS

Any waiver by any party, whether express or implied, of any breach of any term, covenant or condition of this Agreement shall not constitute a waiver as to any subsequent breach of the same or of any other term, covenant or condition thereof. Failure of a party to declare any breach upon the occurrence thereof, or any delay by any party in taking action with respect to any breach, shall not waive any such breach.

8.       NOTICES

Except as otherwise expressly provided herein, any and all notices or demands which must or may be given hereunder or under any other instrument contemplated hereby shall be given by delivery in person or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission as follows:

                    IF TO THE PARTY OF THE SECOND PART:

                    Clay Parker, Esq.
                    Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                    Miami, FL 33131

                    IF TO THE PARTY OF THE FIRST PART:

                    David Fram
                    Fram Professional Corporation
                    701 Evans Ave., Suite 901
                    Toronto, Ontario, Canada
                    M9C 1A3

All such communications, notices or presentations and demands provided for herein shall be deemed to have been delivered when actually delivered in person to the respective parties, or if mailed, then on the date of signing of the return receipt or date of attempted delivery or, if sent by facsimile transmission, on the date of receipt of confirmation that the transmission has been received. Any party may change its address hereunder on thirty days' notice to the other party in compliance with this Section.

9.       PARTIES IN INTEREST

This Agreement and all terms, covenants and conditions contained herein shall enure to the benefit of and shall be binding on the undersigned parties and their respective heirs, executors, administrators, trustees, successors and assigns.

         IN WITNESS WHEREOF this Agreement has been executed by all of the parties hereto.

                                        ACTIVECORE TECHNOLOGIES, INC.




                                        Per:__________________________
                                              Authorized Signing Officer
                                              (I have authority to bind the
                                              Corporation)

                                        SILVERBIRCH STUDIOS INC.




                                        Per:__________________________
                                              Authorized Signing Officer
                                              (I have authority to bind the
                                              Corporation)